Exhibit 99.2

Press Release

En Pointe Technologies, Inc. Disputes City Controller’s Allegations

Los Angeles, CA – June 2, 2003 - En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products and services, confirmed that it was the subject of an audit report issued by the Controller’s Office of the City of Los Angeles on May 29, 2003, alleging that En Pointe had over-billed the City by somewhere between $698,000 and $2.9 million.  En Pointe disputes the allegations made within this report and believes that it has complied with its contract with the City of Los Angeles.

The Company’s position is based on a thorough review of the limited data used by the Controller’s Office for its audit and additional data which the Company believes should have been included in the audit report.  Representatives of the Company are continuing their efforts to meet with the City Controller to provide support for the Company’s position.

“We hope to resolve this matter as expeditiously as possible,” said Bob Din, Chairman and CEO of En Pointe Technologies, Inc.  “The City of Los Angeles is a highly valued customer of En Pointe.  We have provided technology products and services to many of the City’s agencies for over five years, and we believe that these agencies have been extremely satisfied with our products and services.  We are proud that many of these agencies act as reference accounts for the Company.”

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes.  A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream IT products available in the US while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointeTM provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company’s customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes — integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise (MBE), is represented nationally with a concentration in over 22 sales and service markets throughout the United States, as well as a value-added ISO 9002 certified integration operation in Ontario, California.  Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward- looking statements, orally or in writing. The words “estimate,” “project,”

“potential,” “intended,” “expect,” “hope,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for information regarding those factors and conditions.

To contact En Pointe regarding any investor matters, please contact:

Kevin Ayers

En Pointe Technologies, Inc.

Phone:  (310) 725-9717

Fax:  (310) 727-1185

ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:

sales@enpointe.com or contact us by phone at (310) 725-5200.